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Exhibit 23.2

Consent of Independent Auditors

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Form S-8 of our report dated January 19,1999 included in Damark International's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                      /s/ Arthur Andersen LLP

Minneapolis, Minnesota
November 22, 1999

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Exhibit 23.2